UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2016

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2016, Torvec, Inc. and Richard A. Kaplan, the Company’s Chief Executive Officer, amended Mr. Kaplan’s employment agreement dated as of October 4, 2010 to extend the term of the agreement until December 31, 2018, subject to earlier termination in accordance with its terms. Except for the extension of the term, the employment agreement remains in effect in accordance with its original terms. Accordingly, during the extended term Mr. Kaplan will continue to be entitled to an annual salary of at least $50,000; provided that if the Company has “Adjusted EBITDA” (as defined in the agreement) of at least $300,000 in any calendar year, then his annual salary shall be at least $200,000 for the following calendar year. A copy of the letter agreement amending the employment agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

10.1	Letter agreement dated March 24, 2016 between Torvec, Inc. and Richard A. Kaplan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.
March 25, 2016
By: /s/ Kathleen A. Browne Kathleen A. Browne Chief Financial and Principal Accounting Officer